Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
             Director of Marketing
             (631) 537-1001, ext. 263

BRIDGE BANCORP INC. REAFFIRMS STOCK REPURCHASE PROGRAM

(Bridgehampton, NY — May 19, 2004) Bridge Bancorp Inc., (the “Company”) (NASDAQ/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), announced that on May 17, 2004, its Board of Directors reaffirmed the Company’s Stock Repurchase Program and approved the repurchase of up to 5% of its common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. This reaffirmation and approval brings the number of shares authorized for repurchase to 208,172. The repurchased shares will be used for general corporate purposes.

Under prior Stock Repurchase Programs, the Company repurchased 167,590 shares.

Commenting on the stock repurchase approval, Thomas J. Tobin, President and Chief Executive Officer stated, “Our stock repurchase program permits us to utilize stock repurchases, in addition to quarterly dividend payouts, to return capital to our shareholders. We believe that shares of Bridge Bancorp represent a sound investment of Company funds.”

The Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island. The Bank operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold.

In addition, The Bridgehampton National Bank operates Bridge Abstract LLC, a title insurance subsidiary. Bridge Abstract completed its first fiscal year of operations in 2003.

The Bridgehampton National Bank is locally directed and managed and is a member of the Independent Bankers Association of America, the Independent Bankers Association of New York State and the Federal Deposit Insurance Corporation. Bridgehampton National Bank is an Equal Housing Lender and an Equal Opportunity Employer.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “assumes,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including with respect to earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.